                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12

                        NATIONAL CITY BANCSHARES, INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                        NATIONAL CITY BANCSHARES, INC.
- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- -------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------

    (5) Total fee paid:

- -------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- -------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- -------------------------------------------------------------------------------

    (3) Filing party:

- -------------------------------------------------------------------------------

    (4) Date filed:

- -------------------------------------------------------------------------------

                         NATIONAL CITY BANCSHARES, INC.
                                227 MAIN STREET
                           EVANSVILLE, INDIANA 47708


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 18, 1995


TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NATIONAL CITY BANCSHARES, INC. (the "Corporation") will be held at The National City Bank of Evansville, 227 Main Street in Evansville, Indiana, on Tuesday, April 18, 1995, at 9:30 a.m., C.D.T., for the purpose of considering and voting upon the following matters:

  1. The election of two directors (to comprise Class III of the Corporation's staggered Board of Directors), each to serve a term of three years, or until their successors shall have been duly elected and qualified.

  2. To consider and act upon a proposal to amend Article V, Section 1, of the Articles of Incorporation to provide for an increase in the number of authorized common shares of the Corporation from 5,000,000 to 10,000,000 shares and to change from a par value of $3.33 1/3 per share to without par value.

  3. To ratify the appointment of McGladrey & Pullen, LLP as the independent certified public accountants for the Corporation and its subsidiaries for the fiscal year ending December 31, 1995.

  4. Whatever other business that may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

Shareholders of record at the close of business on February 28, 1995, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.


                                        By Order of the Board of Directors,



                                        HAROLD A. MANN, Secretary



March 17, 1995




                                   IMPORTANT


WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                         NATIONAL CITY BANCSHARES, INC.
                              EVANSVILLE, INDIANA


                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National City Bancshares, Inc. (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 18, 1995, in accordance with the foregoing notice.

The Corporation is a multi-bank holding company consisting of the following nine banks and a leasing company, all of which are wholly owned subsidiaries:


    The Bank of Mitchell, Mitchell, Indiana                         The Peoples National Bank of Grayville, Grayville, Illinois
    The Farmers and Merchants Bank, Fort Branch, Indiana            Pike County Bank, Petersburg, Indiana
    First Kentucky Bank, Sturgis, Kentucky                          The Spurgeon State Bank, Spurgeon, Indiana
    Lincolnland Bank, Dale, Indiana                                 The State Bank of Washington, Washington, Indiana
    The National City Bank of Evansville, Evansville, Indiana       NCBE Leasing Corp., Evansville, Indiana


The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All cost associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on March 17, 1995.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the two persons listed in this Proxy Statement; "FOR" the proposed amendment to Article V, Section 1, of the Articles of Incorporation; and "FOR" the ratification of the Corporation's accountants described in the Proxy Statement.


                               VOTING SECURITIES

Only shareholders of record at the close of business on February 28, 1995, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of February 28, 1995, the Corporation had outstanding 3,659,590 shares of common stock, par value $3.33 1/3 per share. Shareholders are entitled to one vote for each share of common stock owned as of the record date, and shall have the right to cumulate votes in the election of directors, in accordance with
Article IX, Section 4 of the Corporation's Amended Articles of Incorporation. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected, and cast those votes for one candidate or spread those votes among several candidates as he or she deems appropriate.

As of February 28, 1995, The National City Bank of Evansville held 360,210 shares of the Corporation's outstanding shares in its Trust Department in regular or nominee accounts. This total represents 9.84% of the outstanding shares. Any shares voted by the Trustee are voted only in accordance with directions received from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following tables is the only beneficial owner known by the Corporation as of February 28, 1995, of more than 5% of the Corporation's outstanding common stock and the number of shares owned by all directors and executive officers as a group:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                TITLE OF                                                      AMOUNT AND NATURE OF             PERCENT OF
                 CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)           CLASS (2)
- -------------------------------------------------------------------------------------------------------------------------------
              Common Stock                  Edgar Mulzer                             219,338                      5.99%
                                            401 Tenth Street
                                            Tell City, IN  47586


SECURITY OWNERSHIP OF MANAGEMENT

                TITLE OF                                                      AMOUNT AND NATURE OF             PERCENT OF
                 CLASS                     NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)           CLASS (2)
- -------------------------------------------------------------------------------------------------------------------------------
              Common Stock                  Benjamin W. Bloodworth                       883(3)                   0.02%
              Common Stock                  Donald B. Cox                              5,334                      0.15%
              Common Stock                  Michael F. Elliott                       119,159(4)                   3.26%
              Common Stock                  Mrs. N. Keith Emge                         8,520(5)                   0.23%
              Common Stock                  Nancy G. Epperson                             11(6)                   0.00%
              Common Stock                  Michael D. Gallagher                         415                      0.01%
              Common Stock                  Donald G. Harris                           4,883                      0.13%
              Common Stock                  Edgar P. Hughes                            7,114                      0.19%
              Common Stock                  Byron W. Jett                                843                      0.02%
              Common Stock                  R. Eugene Johnson                          9,979(7)                   0.27%
              Common Stock                  Robert A. Keil                             2,235(8)                   0.06%
              Common Stock                  John D. Lippert                           15,000(9)                   0.41%
              Common Stock                  Harold A. Mann                               951(10)                  0.03%
              Common Stock                  John Lee Newman                           74,949(11)                  2.05%
              Common Stock                  Ronald G. Reherman                         2,944(12)                  0.08%
              Common Stock                  Laurence R. Steenberg                     12,069                      0.33%
              Common Stock                  C. Wayne Worthington                      81,117(13)                  2.22%
              Common Stock                  George A. Wright                          11,880(14)                  0.32%

              Common Stock                  All Directors and Executive              358,286                      9.79%
                                            Officers as a Group (18 persons)

(1) Beneficial Ownership includes those shares over which an individual has sole or shared voting, or investment powers, such as beneficial interest of the spouse, minor children, and other relatives living in the home of the named person. The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) The calculations of percent of class is based on the number of shares of common stock outstanding as of February 28, 1995.

(3)  All shares with shared voting and investment power with spouse.

(4) Includes 106,740 shares with sole voting and investment power; 5,050 shares with shared voting and investment power with spouse; 4,686 shares with sole voting and investment power by spouse; and 2,683 shares held by a trust with shared voting and investment power.

(5) Includes 573 shares with sole voting and investment power; 5,323 shares with shared voting and investment power with spouse; and 2,624 shares with sole voting and investment power by spouse.

(6)  All shares with shared voting and investment power with spouse.

(7) Includes 5,512 shares with sole voting and investment power; 1,331 shares with sole voting and investment power by spouse; and 3,136 shares with voting power only.

(8)  All shares with shared voting and investment power with spouse.

(9) Includes 363 shares with sole voting and investment power and 14,637 shares with shared voting and investment power with spouse.

(10) Includes 83 shares with sole voting and investment power and 868 shares with shared voting and investment power with spouse.

(11) Includes 53,154 shares with sole voting and investment power and 21,795 shares held by a charitable foundation of which Mr. Newman is a director, thereby sharing voting and investment power.

(12) Includes 930 shares with sole voting and investment power; 1,572 shares with shared voting and investment power with spouse; and 442 shares with investment power only.

(13) Includes 33,807 shares with sole voting and investment power; 38,201 shares with shared voting and investment power with spouse; and 9,109 shares with sole voting and investment power by spouse.

(14) Includes 10,400 shares with sole voting and investment power and 1,480 shares with sole voting and investment power by spouse.


                       ITEM 1.  ELECTION OF DIRECTORS AND
               INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

As a part of its strategic planning, the Board of Directors has reorganized its membership to reduce the number of directors of the Corporation and to enhance the identity of the Corporate Board as separate and distinct from its operating subsidiary boards. As a general matter, it will be the policy of the Corporation that outside members of the Corporate Board will no longer serve on boards of the Corporation's subsidiaries. The Board of Directors believes that a smaller board with a clearer and broader view of the Corporation's business will be better able to provide leadership and direction to the Corporation.
The Board of Directors has implemented its restructuring through the receipt of voluntary resignations of certain directors and the normal application of its retirement policy.

The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting of the Corporation's shareholders. The affirmative vote of the holders of at least a majority of the outstanding shares of common stock voted is required for the election of any director.

                                                                                                               DIRECTOR OF
           NAME AND PRINCIPAL OCCUPATION                                                                       CORPORATION
                (PAST FIVE YEARS)                                                               AGE                SINCE
- -----------------------------------------------------------------------------------------------------------------------------
                                                             CLASS III
                                                             ---------

The following are nominees for directorship in Class III of the Board of Directors, whose terms shall expire at the Annual
Meeting of Shareholders in 1998.
 John D. Lippert                                                                  61                1985
   Chairman of the Board and Chief Executive Officer of
   the Corporation  (June 1993 to Present)
   Chairman of the Board, The National City Bank of
   Evansville (1994 to Present)
   Chairman of the Board and Chief Executive Officer,
   The National City Bank of Evansville (1993 to 1994)
   Chairman of the Board, President, and Chief Executive Officer
   of the Corporation and The National City Bank of Evansville
   (1992 to June 1993)
   President of the Corporation (1985 to 1992)
   President and Chief Executive Officer, The National City
   Bank of Evansville (1989 to 1992)
   Director, The National City Bank of Evansville

 Ronald G. Reherman                                                               58                1985
   Chairman of the Board, President and Chief Executive
   Officer, Southern Indiana Gas and Electric Company (SIGECO)
   (Public Utility) (1992 to Present)
   President and Chief Executive Officer, SIGECO (1990 to 1992)
   President, SIGECO (1988 to 1990)
   Director, The National City Bank of Evansville (1985 to 1995)

                                                              CLASS I
                                                              -------
                                          (Continuing Directors with Term to Expire 1996)
 Michael F. Elliott                                                               43                1994
   Executive Vice President of the Corporation  (1993 to Present)
   President, Chief Executive Officer, and Director,
   The National City Bank of Evansville (1994 to Present)
   Chairman of the Board, The State Bank of Washington
   Chief Executive Officer, The State Bank of Washington
   (1989 to 1994)
   Chairman of the Board (1990 to 1993) and President and
   Chief Executive Officer (1988 to 1993) of Sure Financial
   Corporation

 Donald G. Harris                                                                 62                1986
   Retired President, Mead Johnson Nutritional Group
   President, Mead Johnson Nutritional Group (1989 to January 1993)
   Director, The National City Bank of Evansville (1986 to 1995)

                                                                                                               DIRECTOR OF
           NAME AND PRINCIPAL OCCUPATION                                                                       CORPORATION
                (PAST FIVE YEARS)                                                               AGE                SINCE
- -----------------------------------------------------------------------------------------------------------------------------
                                                             CLASS II
                                                             --------
                                          (Continuing Directors with Term to Expire 1997)
 Mrs. N. Keith Emge                                                                             53                1985
   Vice President for Corporate and Community Services,
   Deaconess Hospital, Inc.
   President, Deaconess Hospital Foundation, Inc. (1984 to 1990)
   Treasurer, Emge Realty Company, Inc.
   Permanent Director, United Way of Southwestern Indiana
   Director, The National City Bank of Evansville (1979 to 1995)
                                                                                                51                1993
 Robert A. Keil
   President of the Corporation (June 1993 to Present)
   Executive Vice President, The National City Bank of
   Evansville and the Corporation (1991 to June 1993)
   Senior Vice President, The National City Bank
   of Evansville (1987 to 1991)
   Assistant Secretary and Assistant Treasurer (1985 to June 1993)
                                                                                                56                1985
 Laurence R. Steenberg
   President, BST Incorporated (Oil Production)
   Assistant Professor, University of Evansville
   Part Owner, World Connection Services, LLC (1994 to Present)
   Treasurer, Rickrich Surgical Supplies, Inc. (1988 to 1991)
   Director, The National City Bank of Evansville (1983 to 1995)

The business experience of each of the above-listed nominees and directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and directors has had the same position or another executive position with the same employer during the past five years.

The following director of National City Bancshares, Inc. held a directorship in a company with a Class of Securities registered pursuant to Section 12 or
Section 15(d) of the Securities Exchange Act of 1934:

       NAME                         REGISTERED COMPANY

       Ronald G. Reherman           Southern Indiana Gas and Electric Company
                                    Evansville, Indiana

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has had standing Executive, Compensation, and Audit Committees, but has not had a Nominating Committee. The Corporation's nominating function is performed by the Executive Committee for recommendation to the Board of Directors. The subsidiaries have their own committees which perform these functions.

In addition to the regular monthly meetings of the Board of Directors, some of the directors also serve on one or more of the various Board committees. During 1994, the Board of Directors met eleven times. All of the directors attended at least 75% of the regular Board and Committee meetings with the exception of Ronald G. Reherman and Laurence R. Steenberg, who each attended 68%. Director Reherman only missed one regular Board meeting. Director Steenberg had a teaching assignment for the University of Evansville for four months in England.

The Compensation Committee is explained later under "Compensation of Executive Officers." Following is a brief explanation of the Executive and Audit
Committees:

The Executive Committee formulates and recommends to the Board of Directors, for its approval, general policies and plans regarding the long-range operations, growth, and business of the Corporation. The Executive Committee is further responsible for the nominations of directors for the ensuing term. Shareholders are entitled to nominate any candidate for election by notifying the Corporation no less than forty-five days prior to the Annual Meeting date and by following the procedures outlined in the Corporation's bylaws requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee, and provided that such shareholder is the owner of shares of the Corporation as of the date such nomination is made. The Executive Committee met six times during 1994. Members of the Executive Committee were as follows:

    C. Wayne Worthington, Chairman; Michael F. Elliott, Mrs. N. Keith Emge, R. Eugene Johnson, Robert A. Keil, John D. Lippert, Ronald G. Reherman, Laurence R. Steenberg, and George A. Wright

The Audit Committee approves and reviews the internal audit programs of the Corporation and its subsidiaries. The Audit Committee reviews the results of the independent accountant's audit and reports to the Board of Directors. The Audit Committee met twelve times during 1994. The Audit Committee was comprised of five outside directors and the members were as follows:

    George A. Wright, Chairman; Donald B. Cox, Robert Hartmann, John Lee Newman, and C. Wayne Worthington

Directors of the Corporation, other than those who also serve as a Corporate or subsidiary officer, received for their services an annual retainer of $2,500 plus $150 for each Board of Directors' meeting attended from the Corporation and a like retainer and meeting fee plus $125 for each committee meeting attended from The National City Bank of Evansville.

                       COMPENSATION OF EXECUTIVE OFFICERS

The President of the Corporation and his secretary were its only employees. The Corporation did not directly compensate any of its other officers and had no other employees. Its wholly owned subsidiaries, The National City Bank of Evansville, The Peoples National Bank of Grayville, The Farmers and Merchants Bank, First Kentucky Bank, Lincolnland Bank, The Bank of Mitchell, Pike County Bank, The Spurgeon State Bank, The State Bank of Washington, and NCBE Leasing Corp., do separately compensate their officers, who include the same individuals as the other executive officers of the Corporation.

The following table sets forth the compensation for the Chief Executive Officer of the Corporation and the Corporation's and its subsidiaries' executive officers, whose compensation in 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                               Annual Compensation
                                                            -------------------------
         Name and Principal Position                Year       Salary       Bonus              All Other Compensation
- -----------------------------------------------------------------------------------------------------------------------------
         John D. Lippert                            1994      $210,000     $   -----                  $20,010 (2)
           Chairman of the Board and                1993       200,000         -----                   23,646 (2)
           Chief Executive Officer                  1992       193,750         -----                   23,508 (2)

         Michael F. Elliott (1)                     1994       136,400      $   -----                  18,196 (2)
           Executive Vice President                 1993       156,400         45,000                  16,964 (3)
                                                    1992       150,700         35,000                  18,616 (3)

           Robert A. Keil                           1994       109,375      $   -----                  14,590 (2)
             President                              1993        87,750          -----                  10,375 (2)
                                                    1992        76,500          -----                   9,282 (2)


(1) Michael F. Elliott was President and Chief Executive Officer of Sure Financial Corporation during 1992 and 1993. Sure Financial Corporation was acquired by the Corporation on December 17, 1993.

(2) Amounts shown represent amounts contributed to the profit sharing plan provided for all employees of the Corporation and its subsidiaries who complete one year of service.

(3) Amounts shown represent amounts contributed to the profit sharing 401(k) plan provided for all employees of Sure Financial Corporation and its subsidiaries.

PENSION PLAN

The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (age 60) under the qualified defined benefit pension plan covering the Corporation and all subsidiary banks, based on remuneration that is covered under the plan and years of service with the Corporation and its subsidiaries. In addition to the pension benefit reflected in this table, John D. Lippert will receive a supplemental retirement benefit which is discussed on page 9 in the Report of the Compensation Committee.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                         -------------------------------------------------------------------------------
             REMUNERATION                      15             20             25             30               35
- ------------------------------------------------------------------------------------------------------------------------
              $125,000                       $37,500       $ 50,000       $ 62,500       $ 75,000         $ 87,500
               150,000                        45,000         60,000         75,000         90,000          105,000
               175,000                        52,500         70,000         87,500        105,000          122,500
               200,000                        60,000         80,000        100,000        120,000          140,000
               225,000                        67,500         90,000        112,500        135,000          157,500
               250,000                        75,000        100,000        125,000        150,000          175,000

               (The benefits shown above may be limited by law.)

Each employee who completes one year of eligible service is an eligible participant under the plan. The plan generally provides for a prospective benefit calculated as follows: 2% of the average annual base salary (annual salary excluding bonuses and other annual compensation) of the five highest consecutive years within the last ten calendar years of credited service for each year of credited service up to 40 years' maximum. The plan provides for early retirement at age 55 with reduced benefits or normal retirement with full benefits starting at age 60. Employees who participate in the plan become fully vested with the completion of 5 years of eligible service. The normal form of pension payment is in the form of a life annuity. For a married participant, the payment is in the form of a qualified joint and survivor annuity benefit. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security.

The OMNIBUS Budget Reconciliation Act of 1993 limited annual compensation to $150,000 for purposes of pension calculations under tax-qualified pension plans effective January 1, 1994. Covered compensation for John D. Lippert, as of the end of the last calendar year, was $150,000; and his years of service were fifteen years. Michael F. Elliott completed his year of eligible service and entered the Pension Plan January 1, 1995. Years of service for Robert A. Keil were twenty-nine years.

REPORT OF THE COMPENSATION COMMITTEE

In compliance with the Securities and Exchange Commission Regulation S-K, the Corporation is required to provide certain data and information regarding compensation and benefits provided to the Corporation's Chief Executive Officer and each of the four most highly paid executive officers whose compensation exceeded $100,000. The disclosure requirements as applied to the Corporation include John D. Lippert, Chairman of the Board and Chief Executive Officer; Michael F. Elliott, President and Chief Executive Officer of The National City Bank of Evansville and Executive Vice President of National City Bancshares, Inc.; and Robert A. Keil, President.

The Corporation had no named executive officers as defined in Regulation S-K to retire or leave the Corporation for other reasons during 1994.

Compensation Committee Structure and Philosophy

The Corporation's Board of Directors has a standing Compensation Committee for the purpose of setting executive salaries and benefits. The Compensation Committee was comprised of six outside directors including Edgar P. Hughes (retired President of The National City Bank of Evansville) who acts as Committee Chairman. The Compensation Committee directors do not share any for-profit Board positions with any inside director or executive officer, except that all members were also directors of The National City Bank of Evansville. The Compensation Committee met five times during the year to establish, among other actions, the compensation of John D. Lippert, the Corporation's Chairman and Chief Executive Officer, and other executive officers.

Essentially, the executive compensation program of the Corporation has been designed to:

  - Support a pay-for-performance policy that awards executive officers for corporate performance.

  -  Motivate key senior officers to achieve strategic goals.

  - Provide compensation opportunities which are comparable to those offered by other comparable companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

Salary

In December 1993 two regional bank holding companies were acquired by the Corporation, Sure Financial Corporation (with four subsidiaries: The Bank of Mitchell, Pike County Bank, The Spurgeon State Bank and The State Bank of Washington) and Lincolnland Bancorp, Inc. (with two subsidiaries: Lincolnland Bank and Ayer-Wagoner-Deal Insurance Agency, Inc.). Compensation of executive officers of these two named corporations was the responsibility of the Boards of Directors of those corporations during 1993 and for 1994 base salary. Compensation is determined by the Compensation Committee of National City Bancshares, Inc. for all chief executive officers of the Corporation's subsidiaries, in addition to all Corporate executive officers.

The Compensation Committee retained the services of McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, to advise the Compensation Committee in their process of establishing adequate, fair compensation and benefits for the Corporation's and its member banks' executive officers. The consultant provided, among other information, current recognized compensation studies. The data gave the Compensation Committee comparisons of compensation and benefits for like positions among various peer groups. The Compensation Committee increased the salary of Chairman Lippert and President Keil for 1994. It was determined that the base compensation of these officers was not within an acceptable percentile of competitive base compensation from available data. The Compensation Committee, with the assistance of its consultant, reviewed the following published compensation surveys to establish competitive compensation data: Illinois Banker's Association Midwest Bank Holding Company Compensation Survey, Cole Survey (National), Wyatt Data Services (National), Indiana Bankers Association Survey, Illinois Bankers Association Survey, Kentucky Bankers Association Survey, Bank Administration Institute (Regional) Compensation Survey and the Community Bankers Association of Illinois Survey.

Management Incentive Compensation Plan

Additionally, the Compensation Committee, with the further assistance from McGladrey & Pullen, LLP, designed a Management Incentive Compensation Plan. The plan was subsequently approved by the full Board of Directors for implementation in 1994, with the first possible payout to be in 1995 based on 1994 performance. A brief summary of the Plan follows:

    In 1994 the Corporation implemented an annual Management Incentive Compensation Plan (the Plan) covering certain key Corporate and member bank executives. The purpose of the Plan is to help improve overall Corporate performance by providing executives with variable award opportunities in return for outstanding measured performance.

    The Plan provides incentive opportunities based on the achievement of a combination of Corporation, member subsidiary, and individual executive goals. Specific measurable performance goals are established at the beginning of each year and approved by the Compensation Committee of the Board of Directors. At the end of the year, actual performance relative to the predetermined goals determine earned incentive awards. The Corporation must exceed a threshold return on assets percentage to provide an incentive. The Plan is designed to pass the majority of incremental income to shareholders' equity. The Compensation Committee approves all incentive payouts.

    Although there will be a payout under this Plan during 1995 based on 1994 performance, the amount of the payout is not calculable as of the current date.

Supplemental Retirement Benefit Agreement

During 1994 a supplemental retirement benefit agreement was signed between John
D. Lippert and The National City Bank of Evansville. The annual retirement benefit of the Corporation's Chairman, John D. Lippert, was affected by recent limitations imposed by the Internal Revenue Service. To compensate for this, upon recommendation of the Corporation's Compensation Committee, the Board of Directors of The National City Bank of Evansville established a supplemental retirement plan for Chairman Lippert. The plan calls for annual payments to Chairman Lippert of $25,000 upon his retirement from the Bank, but not sooner than his sixty-fourth birthday.

Employment and Severance Agreements

The Corporation does not have any employment or severance agreements with its executive officers.

Compensation Committee Members

The above report on compensation was submitted by the Compensation Committee, whose members were as follows:

    Edgar P. Hughes, Chairman, Donald G. Harris, C. Mark Hubbard, Ronald G. Reherman, Laurence R. Steenberg, and George A. Wright.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Director Edgar P. Hughes is Chairman of the Compensation Committee and is a retired President of The National City Bank of Evansville.

STOCK PERFORMANCE GRAPH

The following is a line graph comparing the cumulative total shareholder return among National City Bancshares, Inc. (NCBE); the Center for Research in Securities Prices (CRSP), at the University of Chicago, Total Return Index for Nasdaq Bank Stocks (NASDAQ BANKS); and the CRSP Total Return Index for The Nasdaq Stock Market, U.S. Companies only, (NASDAQ STOCK MARKET). It assumes that $100 is invested December 31, 1989, and all dividends are reinvested. Fiscal year ending December 31 data is used.

                             PERFORMANCE GRAPH DATA

                                               NASDAQ
                                  NASDAQ        STOCK
     YEAR             NCBE         BANKS       MARKET
     1989            100.00       100.00       100.00
     1990             96.20        73.23        84.92
     1991             92.11       120.17       136.28
     1992            125.35       174.87       158.58
     1993            161.14       199.33       180.93
     1994            206.31       198.69       176.92

                          TRANSACTIONS WITH MANAGEMENT

Directors and principal officers (of the Corporation and its subsidiaries) and their associates were customers of, and have had transactions with, the Banks in the ordinary course of business during 1994.

These transactions consisted of extensions of credit by the subsidiaries in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
In the opinion of the management of the subsidiaries, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The subsidiaries expect to have, in the future, financial transactions in the ordinary course of its business with directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time on comparable transactions with others.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1994 all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

          ITEM 2.  PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION

            AMENDMENT OF ARTICLE V OF THE ARTICLES OF INCORPORATION
                 TO INCREASE  AUTHORIZED SHARES OF COMMON STOCK
                 AND DESIGNATE ALL SHARES AS WITHOUT PAR VALUE

DESCRIPTION OF THE PROPOSED AMENDMENT OF ARTICLE V

At a meeting held on January 17, 1995, the Corporation's Board of Directors unanimously adopted resolutions approving and submitting to a vote of the shareholders, an amendment to Article V, Section 1, of the Corporation's Articles of Incorporation which would increase the authorized shares of the Corporation's common stock from 5,000,000 to 10,000,000 shares, and to change from a par value of $3.33 1/3 per share to without par value.

On December 31, 1994, the number of the Corporation's outstanding shares of common stock was 3,658,142 and the number of shares of common stock reserved for issuance under the Corporation's Dividend Reinvestment Plan was 61,880. The number of unissued shares of common stock available for issuance was 1,279,978.

DISCUSSION OF THE PROPOSED AMENDMENT OF ARTICLE V

The Board has concluded that it is in the best interest of the Corporation and its shareholders to increase the amount of the Corporation's authorized capital stock and to change from a par value of $3.33 1/3 per share to without par value at this year's Annual Meeting of Shareholders. The additional shares of common stock would be available for general corporate purposes, including acquisitions, financings, stock dividends, or stock splits.

The additional shares authorized by the proposed amendment would be available to provide flexibility in the event that shares should be needed for any desirable corporate purpose, including the issuance of common stock in connection with the Corporation's merger and acquisition activity. The Corporation has two acquisitions currently pending. The maximum number of shares which could be issued at consummation of these two acquisitions is 776,420 shares. If this proposed amendment for the increase of authorized shares is approved by shareholders, such authorized shares may be issued at the discretion of the Board of Directors without further shareholder approval. All attributes of the additional shares of common stock would be the same as those of the existing shares of authorized and unissued common stock. There currently exists no stock option plans, warrants, or similar arrangements which would utilize authorized but unissued shares.

The Corporation currently has two anti-takeover provisions in its Articles of Incorporation and Bylaws, one of which requires an 80% shareholder vote to effectuate any merger or acquisition of the Corporation unless such transaction has been approved by the Board of Directors, and the second of which provides for a rotating Board of Directors. The authorization of additional common shares available for future issuance by the Board of Directors could fairly be considered as anti-takeover in nature or effect. In the event the Corporation becomes the target of a hostile takeover attempt, the Board of Directors could presumably issue authorized shares into "friendly hands" for the purpose of diluting the ownership of the potential acquirer. The overall effect of the existence of additional authorized but unissued shares could, if utilized in this manner, render more difficult the accomplishment of the acquisition of control of the Corporation and thus make more difficult the removal of management. However, the Board of Directors has no present intention to issue such authorized but unissued shares for this purpose.

Under the Corporation's Articles of Incorporation, the shareholders of the Corporation have no preemptive rights to subscribe to or purchase any shares of common stock or other securities of the Corporation. Shareholders should also note that issuance of additional shares of capital stock would dilute the voting, dividend, liquidation, and other rights of the capital stock presently outstanding.

The Board unanimously recommends that the shareholders vote for approval of Item #2. Item #2 will be adopted upon receipt of the affirmative vote of the holders of at least a majority of outstanding shares of common stock. If sufficient votes are received, Item #2 will become effective upon filing of the Articles of Amendment with the Indiana Secretary of State.

                         ITEM 3. SELECTION OF AUDITORS

The Board of Directors proposes for the approval by the shareholders at the Annual Meeting the appointment of McGladrey & Pullen, LLP, Certified Public Accountants and Consultants as independent accountants to audit the financial statements of the Corporation and its subsidiaries for the year 1995. Although approval of the shareholders of the Corporation's independent accountants is not required, the Corporation deems it desirable to submit such selection to the shareholders. McGladrey & Pullen, LLP audited the books and records of the Corporation and its subsidiaries for years 1993 and 1994. Gaither Rutherford & Co., formerly Gaither Koewler Rohlfer Luckett & Co., ("Gaither") audited the books and records of the Corporation and its subsidiaries from 1985 through 1992. The Board of Directors had determined it to be in the best interest of the Corporation to change independent accountants for 1993. This change was ratified by the Corporation's shareholders at the 1993 and 1994 annual meetings. In the event that the shareholders do not approve the selection of McGladrey & Pullen, LLP, the Board of Directors will reconsider the selection of such accounting firm to act as the Corporation's independent accountants. Representatives of both firms are expected to be present at the Annual Meeting and will have the opportunity to make statements if desired and to respond to appropriate questions from shareholders.

The financial statements provided by Gaither in 1992 did not contain any adverse opinions or any disclaimers of opinions, nor were they qualified or modified as to uncertainty, audit scope, or accounting reasons.

Further, there have been no disagreements between Gaither and the Corporation.

                             ITEM 4. OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 1994 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon request on or after March 31, 1995. Address all requests, in writing, for this document to Harold A. Mann, Secretary, National City Bancshares, Inc., P. O. Box 868, Evansville, Indiana 47705-0868.




                             SHAREHOLDER PROPOSALS

Any proposals to be considered for inclusion in the Proxy material to be provided to shareholders of the Corporation for its next annual meeting to be held in 1996 must be made by a qualified shareholder and must be received by the Corporation no later than November 23, 1995.


                                        By Order of the Board of Directors,




                                        HAROLD A. MANN
                                        Secretary

March 17, 1995

                                     PROXY

NATIONAL CITY BANCSHARES, INC.           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
227 Main Street, P.O. Box 868            The undersigned hereby appoints Waller S.Clements, Ole J. Olsen, Jr.,Esq., and  David L.
Evansville, IN  47705-0868               Woll, Esq., Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of
                                         National City Bancshares, Inc., held of record by the undersigned on February 28, 1995, at the Annual Meeting of Shareholders to be held on April 18, 1995, or any adjournment thereof.

1.  ELECTION OF DIRECTORS -- CLASS III (term to expire 1998)

                 FOR all nominees listed below                                 WITHHOLD AUTHORITY
                 (except as marked to the contrary below)  [ ]                  to vote for all nominees listed below  [ ]

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.


                                John D. Lippert                         Ronald G. Reherman

2.       TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND ARTICLE V, SECTION 1, OF THE ARTICLES OF INCORPORATION to provide for an increase in the number of authorized Common Shares of the Corporation from 5,000,000 to 10,000,000 with all such shares designated as without par value.

                 FOR  [ ]                                               AGAINST  [ ]                                 ABSTAIN  [ ]

3.       PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN as the Corporation's Independent Certified Public Accountants
         for the fiscal year ending December 31, 1995.

                 FOR  [ ]                                               AGAINST  [ ]                                 ABSTAIN  [ ]

                  (continued, and to be signed on other side)



                              (FACE OF PROXY CARD)

                          (continued from other side)

4.       The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED.  (IF ANY
OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD  OF
DIRECTORS.)

                                                    When shares are held by joint tenants, both should sign.  When signing as an
Please sign exactly as name appears below.          attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

            ____________ No. of Shares Voted

                                                    DATED__________________________________________, 1995



                                                    _____________________________________________________
                                                    SIGNATURE


                                                    _____________________________________________________
                                                    SIGNATURE IF HELD JOINTLY



PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE



                            (REVERSE OF PROXY CARD)